Exhibit 99.1

Astrotech Corporation 401 Congress, Suite 1650 Austin, Texas 512.485.9530 fax: 512.485.9531 www.astrotechcorp.com

FOR IMMEDIATE RELEASE

ASTROTECH REPORTS THIRD QUARTER 2014 FINANCIAL RESULTS

▪	GAAP results: net loss of $2.8 million (attributable to Astrotech Corporation), on revenue of $1.6 million, or $(0.15) per diluted share for the quarter ended March 31, 2014

▪	Astrotech Space Operations (“ASO”), the Company’s core business, supported the Tracking and Data Relay Satellite System (TDRS-L) mission which launched during the third quarter of fiscal year 2014

▪	1st Detect received another key patent during its fiscal year 2014 for the Company's unique ion trap used for chemical analysis and detection, further protecting our ground breaking miniature mass spectrometer technology

Austin, Texas, May 14, 2014– Astrotech Corporation (NASDAQ: ASTC), a leading provider of commercial aerospace services, today announced financial results for its fiscal year 2014 third quarter ended March 31, 2014.

“Our core satellite processing business, Astrotech Space Operations, had a slow third quarter due to a relatively light launch schedule. However, the 18-month backlog at ASO looks relatively healthy as we continue to attract valued customers by delivering the best satellite processing services in the industry. Additionally, we are very excited about the prospects at 1st Detect now that we have signed our first significant commercial OEM agreement with Rigaku,” said Thomas B. Pickens III, Chairman and CEO of Astrotech.

Third Quarter Results
The Company posted a third quarter fiscal year 2014 net loss of $2.8 million, or $(0.15) per diluted share on revenue of $1.6 million compared with a third quarter fiscal year 2013 net loss of $0.1 million, or $(0.01) per diluted share on revenue of $4.6 million.

Update of Ongoing Operations
ASO’s 18-month rolling backlog, which includes contractual backlog and scheduled but uncommitted missions was $27.0 million at March 31, 2014. The majority of the revenue at ASO consists of pre-launch satellite processing services, which include hardware launch preparation, advance planning, use of unique satellite preparation facilities and spacecraft checkout, encapsulation, fueling, and transport and design and fabrication of equipment and hardware for space launch activities at our Titusville, Florida and Vandenberg Air Force Base locations.

1st Detect is the leading commercial developer of miniature mass spectrometry technology. We are paving the way with next generation chemical detection instrumentation and we are aggressively pursuing new strategic partnerships as we move to drive a paradigm shift in this marketplace.

Financial Position and Liquidity
Working capital was $(3.9) million as of March 31, 2014, which included $4.6 million in cash and cash equivalents. During the quarter, the Company did not meet its negotiated covenants, for which the

Company received a waiver. This was primarily due to the delay of a mission and required the reclassification of our long-term debt to current.

About Astrotech Corporation

Astrotech is one of the first space commerce companies and remains a strong entrepreneurial force in the aerospace industry. We are leaders in identifying, developing and marketing space technology for commercial use. Our ASO business unit serves our government and commercial satellite and spacecraft customers with pre-launch services on the eastern and western range. 1st Detect Corporation is developing what we believe is a breakthrough miniature mass spectrometer, the MMS-1000™, while Astrogenetix, Inc. is a biotechnology company utilizing microgravity as a research platform for drug discovery and development.

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in Astrotech’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. Astrotech assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Eric Stober

Astrotech Corporation

512.485.9530

Tables follow

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ASTROTECH CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Revenue	$1,556	$4,565	$10,783	$14,815
Cost of revenue	2,308	2,550	8,076	10,581
Gross profit (loss)	(752)	2,015	2,707	4,234
Operating expenses:
Selling, general and administrative	1,593	1,758	5,540	5,341
Research and development	645	459	1,801	1,494
Total operating expenses	2,238	2,217	7,341	6,835
Loss from operations	(2,990)	(202)	(4,634)	(2,601)
Interest and other expense, net	(61)	(36)	(178)	(121)
Loss before income taxes	(3,051)	(238)	(4,812)	(2,722)
Income tax expense	(2)	—	(9)	—
Net loss	(3,053)	(238)	(4,821)	(2,722)
Less: Net loss attributable to noncontrolling interest*	(216)	(125)	(681)	(382)
Net loss attributable to Astrotech Corporation	$(2,837)	$(113)	$(4,140)	$(2,340)

Net loss per share attributable to Astrotech Corporation, basic	$(0.15)	$(0.01)	$(0.21)	$(0.12)
Weighted average common shares outstanding, basic	19,486	19,463	19,479	19,279

Net loss per share attributable to Astrotech Corporation, diluted	$(0.15)	$(0.01)	$(0.21)	$(0.12)
Weighted average common shares outstanding, diluted	19,486	19,463	19,479	19,279

*	Noncontrolling interest resulted from grants of restricted stock in 1st Detect and Astrogenetix to certain employees, officers and directors. Please refer to the March 31, 2014 10-Q filed with the Securities and Exchange Commission for further detail.

ASTROTECH CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	June 30,
	2014	2013
	(unaudited)
Assets
Cash and cash equivalents	$4,552	$5,096
Accounts receivable, net	2,146	5,317
Prepaid expenses and other current assets	540	503
Total current assets	7,238	10,916
Property, plant, and equipment, net	35,590	37,035
Other assets, net	35	51
Total assets	$42,863	$48,002

Liabilities and stockholders’ equity
Current liabilities	$11,182	6,609
Long-term liabilities	401	5,913
Stockholders’ equity	31,280	35,480
Total liabilities and stockholders’ equity	$42,863	$48,002

ASTROTECH CORPORATION AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Measures
(In thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization

	Three Months Ended March 31,		Nine Months Ended March 31,
	2014	2013	2014	2013
EBITDA	$(2,414)	$344	$(2,868)	$(981)
Depreciation & amortization	580	520	1,767	1,552
Interest expense	57	62	177	189
Income tax expense	2	—	9	—
Net loss	(3,053)	(238)	(4,821)	(2,722)
Net loss attributable to noncontrolling interest	(216)	(125)	(681)	(382)
Net loss attributable to Astrotech Corporation	$(2,837)	$(113)	$(4,140)	$(2,340)

EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-U.S. GAAP financial measure. We included information concerning EBITDA because we use such information when evaluating operating earnings (loss) to better evaluate the underlying performance of the Company. EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA is frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

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